Exhibit 99.1

Contact: Jane M. Elliott

770-829-8234 Voice

investor.relations@globalpay.com

Media Relations Contact: Phyllis McNeill

770 829-8245 Voice

phyllis.mcneill@globalpay.com

Global Payments and HSBC Bank plc Finalize Joint Venture in the United Kingdom

Atlanta June 30, 2008 — Global Payments Inc. (NYSE: GPN), a leading provider of electronic transaction processing solutions, announced today it has completed the formation of a joint venture with HSBC Bank plc (“HSBC”) to provide payment processing services to merchants in the United Kingdom and Internet merchants globally. The joint venture, HSBC Merchant Services, will provide merchant acquiring services to over 135,000 merchant outlets.

“We are honored to have been chosen by HSBC for this important joint venture. The growth prospects in the United Kingdom and throughout the rest of Europe are encouraging and having HSBC as our partner for payment card processing makes the prospects for success even more compelling,” said Chairman, President, and Chief Executive Officer of Global Payments, Paul R. Garcia.

“This joint venture will strengthen our capabilities in the merchant acquiring business as HSBC Merchant Services will benefit from HSBC’s large and extensive footprint in the country as well as Global Payments Inc.’s technological expertise. I am personally pleased to lead this exciting venture in the United Kingdom and throughout the rest of Europe as the adoption of the Single Euro Payments Area (SEPA) initiatives open up expansion opportunities,” added Darren Wilson, Head of HSBC Merchant Services.

Global Payments and HSBC Bank plc Finalize Joint Venture in the United Kingdom

June 30, 2008

Under the terms of the agreement announced earlier this month, Global Payments paid HSBC $439 million in cash to acquire a 51 percent ownership in the joint venture. HSBC controls the remaining 49 percent and contributed its existing merchant acquiring business in the United Kingdom to the joint venture. In addition, HSBC and Global Payments have entered into a ten-year marketing alliance in which the bank will refer its customers to the joint venture for merchant payment processing services.

For the calendar year 2007, HSBC’s merchant acquiring business in the United Kingdom generated revenue of approximately $229 million (£114 million). Global Payments expects this transaction will be accretive to diluted earnings per share in the first year. The company will further discuss this transaction and the related financial impact during its fourth quarter and year end fiscal 2008 earnings conference call on July 24, 2008.

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the United States and Europe to destinations in Latin America, Morocco, and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

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This announcement by Global Payments’ may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: continued certification by credit card associations, foreign currency risks, competition and pricing, product demand, market and customer acceptance, development difficulties, the effect of economic conditions and consumer spending, security breaches or systems failures, costs of capital, changes in state, federal or foreign laws and increases in credit card association fees, utility or system interruptions, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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